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                                                                     EXHIBIT 3.1

            SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MARKETAXESS HOLDINGS INC.

                  (Pursuant to Section 228, 242 and 245 of the
                General Corporation Law of the State of Delaware)

                  MarketAxess Holdings Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation was originally incorporated in Delaware under the name Market Axess Inc., and the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 11, 2000. The Certificate of Incorporation has previously been amended and restated on June 19, 2000, August 17, 2000, September 8, 2000, January 31, 2001, June 28, 2001 and April 4, 2002.

                  SECOND: That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as amended, and that thereafter, pursuant to such resolutions of the Board of Directors of the Corporation, a consent of stockholders in lieu of meeting was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon would have been present and voted.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  FOURTH: The Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

                                   ARTICLE I

                  The name of the Corporation is MarketAxess Holdings Inc.

                                   ARTICLE II

                  The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of its registered agent at that address is Corporation Service Company.

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                                  ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         A.       Classes of Stock. The Corporation is authorized to issue three
(3) classes of stock to be designated, respectively, "Common Stock", "Nonvoting Common Stock" and "Preferred Stock". The total number of shares of capital stock which the Corporation is authorized to issue is 85,612,232 shares, of which 40,000,000 shares shall be Common Stock, 40,000,000 shares shall be Nonvoting Common Stock and 5,612,232 shares shall be Preferred Stock. Shares of Common Stock and Nonvoting Common Stock are sometimes collectively referred to herein as "Common Shares." Effective immediately after the filing of this Seventh Amended and Restated Certificate of Incorporation, (i) each then outstanding share of Common Stock shall be reclassified into and become one third (1/3) of a share of Common Stock, provided that all fractional shares of Common Stock shall be rounded up and classified as one (1) share of Common Stock, and (ii) each then outstanding share of Nonvoting Common Stock shall be reclassified into and become one third (1/3) of a share of Nonvoting Common Stock, provided that all fractional shares of Nonvoting Common Stock shall be rounded up and classified as one (1) share of Nonvoting Common Stock. All Common Shares shall, after the foregoing reverse stock split, have a par value of $0.001 per share, and all Preferred Shares shall have a par value of $0.01. The Preferred Stock shall consist of nine (9) series, Series A Convertible Preferred Stock ("Series A Stock"), Series B Convertible Preferred Stock ("Series B Stock"), Series C Convertible Preferred Stock ("Series C Stock"), Series D Convertible Preferred Stock ("Series D Stock"), Series E Convertible Preferred Stock ("Series E Stock"), Series F Convertible Preferred Stock ("Series F Stock"), Series G Convertible Preferred Stock ("Series G Stock"), Series H Convertible Preferred Stock ("Series H Stock") and Series I Convertible Preferred Stock ("Series I Stock"); the Series I Stock, the Series H Stock, the Series G Stock, the Series F Stock, the Series E Stock, the Series D Stock, the Series C Stock and the Series A Stock are sometimes herein collectively referred to as the "Senior Preferred Stock"; and the Senior Preferred Stock and Series B Stock are sometimes herein collectively referred to as the "Preferred Stock"), which series shall have the rights, preferences, privileges and restrictions set forth herein.

         B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on (i) the Series A Stock, which series shall consist of 1,822,785 shares, (ii) the Series B Stock, which series shall consist of 175,443 shares,
(iii) the Series C Stock, which series shall consist of 607,595 shares, (iv) the Series D Stock, which series shall consist of 200,000 shares, (v) the Series E Stock, which series shall consist of 1,215,190 shares, (vi) the Series F Stock, which series shall consist of 1,126,219 shares, (vii) the Series G Stock, which series shall consist of 100,000 shares, (viii) the Series H Stock, which series shall consist of 65,000 shares, and (ix) the Series I Stock, which series shall consist of 300,000 shares, are as follows:

                  1.       Dividend Provisions.

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                           a.       The holders of shares of Preferred Stock
shall be entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of Common Shares or any other shares or securities of the Corporation ranking junior to such Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation (as applicable, "Junior Securities"), and in addition to and not in limitation of the dividend rights provided in subsection 1(b) below, dividends which shall accrue cumulatively on each share of Preferred Stock at the rate and in the manner prescribed in this subsection 1(a) from and including the date of issuance of such share of Preferred Stock to but excluding the date on which any conversion or redemption of such share of Preferred Stock shall have been effected, and payable when, as and if any dividend or distribution is declared by the Board of Directors of the Corporation. The date on which the Corporation initially issues a share of Preferred Stock or, in the case of a share of Preferred Stock issued upon or after one or more conversion(s) of other shares of Preferred Stock, the date on which the Corporation initially issues the first such converting share of Preferred Stock, will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made or the number of certificates which may be issued to evidence a share of Preferred Stock.

                                    (1)      Dividends shall accrue on each
share of Preferred Stock at a rate per annum of 8% of the Original Preferred Stock Issue Price (as defined below) (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events). In the event of any liquidation, dissolution or winding up of the Corporation or the redemption of a share of Preferred Stock or the bankruptcy of the Corporation, all accrued and unpaid dividends on a share of Preferred Stock shall be added to the liquidation preference of such share on the payment date under subsection 2(a) below, or on the date of redemption of such share or upon the bankruptcy of the Corporation, as the case may be, accrued cumulatively to but excluding such payment date or redemption date or bankruptcy on a daily basis. If there shall be any accrued but unpaid dividends immediately prior to, and in the event of, a conversion of shares of Preferred Stock into Common Shares, all such accrued and unpaid dividends shall be forfeited. "Original Preferred Stock Issue Price" shall mean (i) in the case of Series A Stock, the Original Series A Stock Issue Price, (ii) in the case of Series B Stock, the Original Series B Stock Issue Price, (iii) in the case of Series C Stock, the Original Series C Stock Issue Price, (iv) in the case of Series D Stock, the Original Series D Stock Issue Price, (v) in the case of Series E Stock, the Original Series E Stock Issue Price, (vi) in the case of Series F Stock, the Original Series F Stock Issue Price, (vii) in the case of Series G Stock, the Original Series G Stock Issue Price, (viii) in the case of Series H Stock, the Original Series H Stock Issue Price and (ix) in the case of Series I Stock, the Original Series I Stock Issue Price.

                                    (2)      No dividend or other distribution
shall be paid on or set apart for payment on the Common Shares of the Corporation (other than a dividend or distribution payable solely in Common Shares) or other Junior Securities nor shall any payment be made on account of the purchase, redemption or retirement of any Common Shares of the Corporation or other Junior Securities, unless all accrued and unpaid dividends on the Preferred Stock have been or contemporaneously are paid or set apart for payment in accordance herewith; provided, however, that (A) the Corporation may redeem Senior Preferred Stock as provided in Section 3, (B) the Corporation may repurchase Common Shares owned by terminated employees of, or consultants to, the Corporation or its subsidiaries and (C) the Corporation may repurchase shares of Common Stock pursuant to the 2002 Senior Management Equity Liquidity

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Plan of the Corporation if such Plan is approved by a majority of the seven (7)
directors appointed by the holders of shares of Series A Stock, Series C Stock, Series E Stock, Series F Stock, Series G Stock and Series I Stock voting together as a single class. A conversion of a convertible security which by its terms is convertible into Common Shares by the holder thereof shall not be deemed a purchase, redemption or retirement of the security so converted for purposes of this subsection 1(a). The Series B Stock shall rank junior to the Senior Preferred Stock with respect to the payment of dividends and no dividend shall be declared or paid on Series B Stock unless there shall have been declared and paid on all shares of then outstanding Senior Preferred Stock the full dividends accrued on such outstanding Senior Preferred Stock. The Series I Stock, Series H Stock, Series G Stock, Series F Stock, Series E Stock, Series D Stock, Series C Stock and the Series A Stock shall rank on a parity with each other with respect to the payment of dividends and no dividend shall be declared or paid on Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock or Series I Stock unless there shall have been declared and paid on all shares of then outstanding Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock pro rata equivalent dividends based upon the full dividends accrued on all outstanding Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock.

                           b.       In addition to and not in limitation of the
dividends provided for in subsection 1(a), the holders of Preferred Stock shall be entitled to receive dividends and other distributions equivalent to those declared or paid on Common Shares (or any other Junior Securities), determined as if the Preferred Stock had been converted into Common Shares at the then effective Conversion Price (or, in the case of dividends or distributions on Junior Securities other than Common Shares, determined on a comparable basis), and payable when, as and if declared by the Board of Directors of the Corporation on such Common Shares (or other Junior Securities).

                  2.       Liquidation Preference.

                           a.       In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), the holders of Senior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Stock, Common Shares or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to (i) in the case of Series A Stock, the greater of (A) $13.1667 for each share of Series A Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series A Stock) (the "Original Series A Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series A Stock as of the date of such event (together, the "Series A Stock Liquidation Preference") or
(B) the amount per share that would be payable to a holder of a share of Series A Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event, (ii) in the case of Series C Stock, the greater of (A) $17.28125 for each share of Series C Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series C Stock)(the "Original Series C Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series C Stock as of the date of such event (together, the "Series C Stock Liquidation Preference") or (B) the amount per share that would be

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payable to a holder of a share of Series C Stock had all shares of Preferred
Stock been converted to Common Shares immediately prior to such Liquidation Event, (iii) in the case of Series D Stock, the greater of (A) $25.00 for each share of Series D Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series D Stock)(the "Original Series D Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series D Stock as of the date of such event (together, the "Series D Stock Liquidation Preference") or (B) the amount per share that would be payable to a holder of a share of Series D Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event, (iv) in the case of Series E Stock, the greater of (A) $20.9844 for each share of Series E Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series E Stock) (the "Original Series E Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series E Stock as of the date of such event (together, the "Series E Stock Liquidation Preference") or
(B) the amount per share that would be payable to a holder of a share of Series E Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event, (v) in the case of Series F Stock, the greater of (A) $56.257 for each share of Series F Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series F Stock)(the "Original Series F Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series F Stock as of the date of such event (together, the "Series F Stock Liquidation Preference") or (B) the amount per share that would be payable to a holder of a share of Series F Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event, (vi) in the case of Series G Stock, the greater of (A) $35.00 for each share of Series G Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series G Stock)(the "Original Series G Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series G Stock as of the date of such event (together, the "Series G Stock Liquidation Preference") or (B) the amount per share that would be payable to a holder of a share of Series G Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event, (vii) in the case of Series H Stock, the greater of (A) $45.00 for each share of Series H Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series H Stock)(the "Original Series H Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series H Stock as of the date of such event (together, the "Series H Stock Liquidation Preference") or
(B) the amount per share that would be payable to a holder of a share of Series H Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event and (viii) in the case of Series I Stock, the greater of (A) $28.00 for each share of Series I Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series I Stock)(the "Original Series I Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series I Stock as of the date of such event (together, the "Series I Stock Liquidation Preference") or (B) the amount per share that would be payable to a holder of a share of Series I Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event. If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Stock Liquidation Preference, Series C Stock Liquidation Preference, Series D Stock

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Liquidation Preference, Series E Stock Liquidation Preference, Series F Stock
Liquidation Preference, Series G Stock Liquidation Preference, Series H Stock Liquidation Preference and Series I Stock Liquidation Preference (as applicable), then the entire assets and funds of the Corporation legally available for distribution shall be distributed, ratably among the holders of the Senior Preferred Stock in proportion to the aggregate Series A Stock Liquidation Preference, Series C Stock Liquidation Preference, Series D Stock Liquidation Preference, Series E Stock Liquidation Preference, Series F Stock Liquidation Preference, Series G Stock Liquidation Preference, Series H Stock Liquidation Preference and Series I Stock Liquidation Preference that would otherwise be payable to such holders.

                           b.       In the event of a Liquidation Event,
following completion of the distribution required by the first sentence of paragraph (a) of this Section (B)2, if assets or surplus funds remain in the Corporation, the holders of Series B Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Shares or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) $8.5498 for each share of Series B Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transaction with respect to the Series B Stock) (the "Original Series B Stock Issue Price") plus all accrued or declared but unpaid dividends on such Series B Stock as of the date of such event (together, the "Series B Stock Liquidation Preference") or (ii) the amount per share that would be payable to a holder of a share of Series B Stock had all shares of Preferred Stock been converted to Common Shares immediately prior to such Liquidation Event. If, upon the occurrence of a Liquidation Event, the remaining assets and funds thus distributed among the holders of the Series B Stock shall be insufficient to permit the payment to such holders of the full Series B Stock Liquidation Preference, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Stock in proportion to the aggregate Series B Stock Liquidation Preference that would otherwise be payable to each of such holders.

                           c.       In the event of a Liquidation Event,
following completion of the distributions required by the first sentences of paragraphs (a) and (b) of this Section (B)2, if assets or surplus funds remain in the Corporation, the holders of the Common Shares shall share ratably in all remaining assets of the Corporation, based on the number of shares of Common Shares then outstanding.

                           d.       Unless waived by the holders of a majority
of the Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock, voting together as a single class (the "Voting Preferred Stock"), the occurrence of any of the following events (each, a "Sale of the Company") shall be deemed to be a Liquidation Event:

                                    (1)      any consolidation or merger of the
Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which either (A) a majority of the outstanding shares of capital stock are exchanged for other securities or consideration or (B) the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization, in each case other than a transaction in which the Corporation becomes a direct or indirect wholly-owned subsidiary of a holding company having

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the same stockholders (with the same relative amounts and type of securities) as the Corporation immediately prior to such transaction;

                                    (2)      any transaction or series of
related transactions occurring after the Original Issue Date (as defined below) of the Series I Stock as a result of which securities representing in excess of 50% of the Corporation's voting power are transferred and/or issued, other than a transaction in which the Corporation becomes a direct or indirect wholly-owned subsidiary of a holding company having the same stockholders (with the same relative amounts and type of securities) as the Corporation immediately prior to such transaction; or

                                    (3)      any sale or transfer (including,
without limitation, by merger, consolidation or reorganization) in any transaction or series of related transactions of all or substantially all of the assets of the Corporation or all its subsidiaries taken as a whole, other than a transaction in which the Corporation becomes a direct or indirect wholly-owned subsidiary of a holding company having the same stockholders (with the same relative amounts and type of securities) as the Corporation immediately prior to such transaction.

                           e.       In the event of a Liquidation Event, if the
consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities received as consideration shall be valued as follows:

                                    (1)      Securities not subject to
investment letter or other similar restrictions on free marketability covered by
(2) below:

                                             (A)      If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                             (B)      If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                                             (C)      If there is no active
public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                    (2)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1)(A), (B) or
(C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                           f.       The Corporation shall mail to each holder of
Preferred Stock, at least twenty (20) days prior to a Liquidation Event, a notice setting forth the date on which such Liquidation Event is expected to become effective and the type and amount of anticipated proceeds per share of Preferred Stock and Common Share to be distributed with respect thereto.

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                           g.       In the event that, immediately prior to the
closing of a transaction described in subsection 2(d) the cash distributions required by subsections 2(a) and 2(b) have not been made, the Corporation shall forthwith either:

                                    (1)      cause such closing to be postponed
until such time as such cash distributions have been made, or

                                    (2)      cancel such transaction, in which
event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(k) hereof.

                  3.       Redemption Rights.

                           a.       The holders of a majority of the outstanding
Voting Preferred Stock ("Exercising Holders") shall have the right, by the giving of written notice to the Corporation at any time (each a "Redemption Date"), and from time to time, after March 31, 2005 (an "Election Notice"), to require that the Corporation offer to redeem all outstanding Senior Preferred Stock (the "Redemption Stock") at a per share price (the "Redemption Price") equal to (i) in the case of Series A Stock, the Series A Stock Liquidation Preference, (ii) in the case of Series C Stock, the Series C Stock Liquidation Preference, (iii) in the case of Series D Stock, the Series D Stock Liquidation Preference, (iv) in the case of Series E Stock, the Series E Stock Liquidation Preference, (v) in the case of Series F Stock, the Series F Stock Liquidation Preference, (vi) in the case of Series G Stock, the Series G Stock Liquidation Preference, (vii) in the case of Series H Stock, the Series H Stock Liquidation Preference and (viii) in the case of Series I Stock, the Series I Stock Liquidation Preference. The Election Notice shall specify the date the redemption is to commence, which shall be thirty (30) days after the date of the Election Notice.

                           b.       As promptly as practicable after the
Corporation receives an Election Notice (and in any event within ten (10) days, the Corporation shall mail written notice (the "Company Notice"), first class postage prepaid, to each holder of record (as of the close of business on the business day preceding the day on which the Corporation received such Election Notice) of Senior Preferred Stock at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the option of such holder to have its Senior Preferred Stock redeemed, specifying the number of shares which such holder may require be redeemed, the Redemption Price, the date on which such redemption shall take place, and the place at which payment may be obtained for redeemed shares and such other information as the Corporation may deem advisable to provide regarding the option of such holder to have Senior Preferred Stock redeemed. In the event the Corporation is lawfully able to redeem only part of the Senior Preferred Stock requested to be redeemed, then the holders of shares of Senior Preferred Stock shall be entitled to have their shares redeemed ratably, in proportion to the total Redemption Price payable to each such holder and the Corporation shall purchase the remaining Redemption Stock on the first day it may lawfully do so unless the holder thereof otherwise determines, not to have such shares redeemed.

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                           c.       Within ten (10) days after receipt of a
Company Notice, each holder of Senior Preferred Stock desiring to have all or any portion of such shares redeemed shall mail (first class postage prepaid) or deliver personally or by telecopier to the Corporation at its then principal office, a response specifying whether and to what extent such holder elects to have shares redeemed (the "Response"). Any holder of Senior Preferred Stock that fails to provide its Response in a timely manner or that elects not to have its shares redeemed shall not be eligible to have such shares redeemed unless and until a subsequent Election Notice is delivered.

                           d.       Three (3) days prior to each Redemption
Date, the Corporation shall deposit the Redemption Price for all outstanding shares of Senior Preferred Stock designated for redemption on such Redemption Date and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $500,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority with such bank or trust company to pay, on and after the applicable Redemption Date, the Redemption Price of the Senior Preferred Stock so designated for redemption to the holders thereof upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of six (6) months following the applicable Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable hereunder shall be entitled to receive such monies upon proof of ownership of the Senior Preferred Stock.

                           e.       The shares of Series B Stock are not
redeemable.

                  4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           a.       Right to Convert. Subject to section 4(c)(4)
below, each share of Preferred Stock shall be convertible at the option of the holder thereof (1) in the case of Senior Preferred Stock, at any time after the date of issuance of such share, and (2) in the case of Series B Stock, only in connection with and at any time after the earlier to occur of a Liquidation Event or the initial public offering of the Corporation's Common Stock, in each case at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock or, at the option of the holder, Nonvoting Common Stock as is determined by dividing the Original Series A Stock Issue Price, the Original Series B Stock Issue Price, Original Series C Stock Issue Price, the Original Series D Stock Issue Price, the Original Series E Stock Issue Price, $45.00, in the case of Series F Stock (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series F Stock) (the "Series F Stock Reference Price"), the Original Series G Stock Issue Price or the Original Series H Stock Issue Price, as applicable, by the "Conversion Price" at the time in effect for such share. The initial "Conversion Price" per share for Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock shall be the Original Series A Stock Issue Price divided by 3.33333 (i.e., $3.95001 on the date hereof), the Original Series B Stock Issue Price divided by 3.33333 (i.e., $2.56494 on the date hereof), the Original Series C Stock Issue Price divided by 3.33333 (i.e., $5.184375 on the date hereof), the Original Series D Stock Issue Price divided by 3.33333 (i.e., $7.50 on the date hereof), the Original Series E Stock Issue Price divided by 3.33333 (i.e.,

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$6.29532 on the date hereof), the Series F Stock Reference Price divided by
3.33333 (i.e., $13.50 on the date hereof), the Original Series G Stock Issue Price divided by 3.33333 (i.e., $10.50 on the date hereof), the Original Series H Stock Issue Price divided by 3.33333 (i.e., $13.50 on the date hereof) and the Original Series I Stock Issue Price divided by 3.33333 (i.e., $8.40 on the date hereof), respectively; provided, however, that the Conversion Price in effect from time to time for each series of Preferred Stock shall be subject to adjustment as provided hereinafter.

                           b.       Automatic Conversion. Subject to the last
sentence of this paragraph, each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price then in effect upon the earlier of (1) at such time as less than 50% of the Senior Preferred Stock outstanding as of the Original Issue Date of the Series I Stock remain outstanding and (2) immediately upon the consummation of the Corporation's sale of shares of its Common Stock in a bona fide firm commitment underwritten public offering (a "Qualified Public Offering") pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended, which results in an aggregate offering price of not less than $35,000,000 and a per share offering price of not less than $15.00 (appropriately adjusted to reflect the occurrence of any stock split, dividend, combination or similar event after the date hereof (not including the reverse stock split effected pursuant to this Seventh Amended and Restated Certificate of Incorporation)). Notwithstanding the foregoing, if any such conversion would be prohibited by the terms of section 4(c)(4) below, all shares of Preferred Stock that would have been converted into shares of Common Stock shall instead be converted into shares of Nonvoting Common Stock.

                           c.       Mechanics of Conversion.

                                    (1)      Each conversion of shares of
capital stock of the Corporation into another class of capital stock of the Corporation shall be effected by the surrender of the certificate(s) evidencing the shares of the class of stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of such class of capital stock) at any time during its usual business hours, together with written notice (a "Conversion Notice") by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of the class into which such shares may be converted (the "Converted Shares"), and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Subject to subsection
(B)4(c)(4) below, upon receipt of a Conversion Notice together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law and subsection
(B)4(c)(4) below, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such Conversion Notice shall have been received by the

Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

                                    (2)      Upon the issuance of the Converted
Shares in accordance with this section (B)4, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                                    (3)      If the conversion is in connection
with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion as permitted herein, be conditioned upon the closing of such underwritten sale of securities pursuant to such offering in which event the person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                                    (4)      Limitation on Conversion.
Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any holder of Preferred Stock upon any conversion of Preferred Stock (or otherwise in respect of the Preferred Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with such holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 9.99% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For purposes of this subsection (B)4(c)(4), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. Upon the written request of any holder of Preferred Stock, the Corporation shall promptly confirm in writing to any such holder the number of shares of Common Stock then outstanding.

                           d.       Adjustments to Conversion Price of Senior
Preferred Stock for Certain Diluting Issues.

                                    (1)      Special Definitions. For purposes
of this Section (B)4, the following definitions shall apply:

                                             (A)      "Options" shall mean
rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or "Convertible Securities" (as defined below).

                                             (B)      "Original Issue Date"
shall mean (i) as applied to Series A Stock, the date on which a share of Series A Stock was first issued, (ii) as applied to Series C Stock, the date on which a share of Series C Stock was first issued, (iii) as applied to Series D Stock, the date on which a share of Series D Stock was first issued, (iv) as applied to Series E Stock, the date on which a share of Series E Stock was first issued,
(v) as applied to Series F Stock, the date on which a share of Series F Stock was first issued, (vi) as applied to Series G Stock, the date on which a share of Series G Stock was first issued, (vii) as applied to Series H Stock, the date on which a share of Series H Stock was first issued and (viii) as applied to Series I Stock, the date on which a share of Series I Stock is first issued.

                                             (C)      "Convertible Securities"
shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares.

                                             (D)      "Additional Common Stock"
shall mean all Common Shares issued (or, pursuant to subsection (B)4(d)(3), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Shares issued or issuable (or deemed to be issued):

                                                      (i)      upon conversion
         of the Preferred Stock or Common Shares;

                                                      (ii)     to officers,
         directors or employees of, or consultants to, the Corporation pursuant to restricted stock issuances, stock grants, stock options or similar employee stock incentives outstanding on the Original Issue Date, or issued or granted after the Original Issue Date, on terms approved by a majority of the members of the Board of Directors of the Corporation;

                                                      (iii)    as a dividend or
         distribution on the Preferred Stock;

                                                      (iv)     for which
         adjustment of the Conversion Price of the Senior Preferred Stock is or has been made pursuant to subsection (B)4(e) or (B)4(f);

                                                      (v)      upon exercise of
         a certain warrant to purchase up to an aggregate of 5,000,000 shares of Common Stock issued on April 1, 2002, as amended from time to time;

                                                      (vi)     pursuant to
         options or warrants approved by the Board of Directors of the Corporation and issued in connection with (1) equipment leases, (2) credit facilities, or (3) strategic partnerships (including, without limitation, with a broker-dealer); in each case either (x) representing less than 1% of the outstanding capital stock of the Company, or (y) approved by the holders of a majority of the outstanding shares of Preferred Stock or shares into which such shares of Preferred Stock have been converted, voting together as a single class;

                                                      (vii)    solely in
         consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of any other entity in a transaction approved by holders of a majority of the outstanding shares of Preferred Stock or shares into which such shares of Preferred Stock have been converted, voting together as a single class;

                                                      (viii)   to a strategic
         partner (including, without limitation, a broker-dealer or an affiliate thereof) in a transaction approved by holders of a majority of the outstanding shares of Preferred Stock or shares into which such shares of Preferred Stock have been converted, voting together as a single class;

                                                      (ix)     pursuant to
         Section 3.8 of the Sixth Amended and Restated Stockholders' Agreement of the Corporation dated as of April 1, 2002, as amended ("Series H Stock Adjustment"); and

                                                      (x)      pursuant to
         contracts approved by the Board of Directors of the Corporation in an amount not to exceed 16,667 shares of Common Stock to any one person or an aggregate of 1% of the outstanding capital stock of the Company.

                                    (2)      No Adjustment of Conversion Price.
No adjustment in the Conversion Price of series of Senior Preferred Stock shall be made in respect of the issuance of Additional Common Stock unless the consideration per share (determined pursuant to subsection (B)4(d)(5) hereof) for Additional Common Stock issued or deemed to be issued (pursuant to subsection (B)4(d)(3)) by the Corporation is less than the Conversion Price for such series of Senior Preferred Stock in effect on the date of, and immediately prior to, such issue.

                                    (3)      Deemed Issue of Additional Common
Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock (unless the Common Shares issuable pursuant to such Options or Convertible Securities are excluded from the definition of Additional Common Stock by any subpart of subsection (B)4(d)(1)(D)), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection
(B)4(d)(5) hereof) of such Additional Common Stock would be less than the Conversion Price of the applicable series of Senior Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Stock is deemed to be issued:

                                             (A)      no further adjustments in
the Conversion Price of a series of Senior Preferred Stock shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                             (B)      if such Options or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of a Conversion Price shall affect Common Shares previously issued upon conversion of any Senior Preferred Stock);

                                             (C)      upon the expiration of any
such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                      (i)      in the case of
         Convertible Securities or Options for Common Shares, the only Additional Common Stock issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of a Conversion Price shall affect Common Shares previously issued upon conversion of any Senior Preferred Stock), and

                                                      (ii)     in the case of
         Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection (B)4(d)(5)(B)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of a Conversion Price shall affect Common Shares previously issued upon conversion of any Senior Preferred Stock);

                                             (D)      no readjustment pursuant
to clause (b) or (c) above shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (a) the applicable Conversion Price on the original adjustment date, or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Common Stock between the original adjustment date and such readjustment date; and

                                             (E)      in the case of any Options
which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above.

                                    (4)      Adjustment of Senior Preferred
Stock Conversion Price Upon Issuance of Additional Common Stock. In the event the Corporation, during the period beginning on the Original Issue Date of Series I Stock and ending on May 15, 2002, shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to subsection
(B)4(d)(3) but subject to the exclusions of subsection (B)4(1)(D)) without consideration or for a consideration per share less than the Conversion Price of the Series I Stock in effect on the date of and immediately prior to such issue, then and in such event the Conversion Price of the Series I Stock shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) equal to the price per share received by the Corporation upon the issuance of the Additional Common Stock. Without limiting the foregoing, in the event the Corporation at any time after the Original Issue Date shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to subsection (B)4(d)(3) but subject to the exclusions of subsection
(B)4(d)(1)(D)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue for any series of Senior Preferred Stock, then and in such event each applicable Conversion Price shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Corporation for the total number of shares of Additional Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of shares of Additional Common Stock so issued; provided that, for the purposes of this subsection (B)4(d)(4), all Common Shares issuable upon conversion of all outstanding Preferred Stock immediately prior to such issuance shall be deemed to be outstanding.

                                    (5)      Determination of Consideration. For
purposes of this subsection (B)4(d), the consideration received by the Corporation for the issue of any Additional Common Stock shall be computed as follows:

                                             (A)      Cash and Property. Such
consideration shall:

                                                      (i)      insofar as it
         consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                      (ii)     insofar as it
         consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors of the Corporation; and

                                                      (iii)    in the event
         shares of Additional Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board of Directors of the Corporation.

                                             (B)      Options and Convertible
Securities. The consideration per share received by the Corporation for Additional Common Stock deemed to have been issued pursuant to subsection
(B)4(d)(3), relating to Options and Convertible Securities, shall be determined by dividing:

                                                      (i)      the total amount,
         if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of all such Convertible Securities, or in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange of all such Convertible Securities, by

                                                      (ii)     the maximum
         number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                           e.       Special Conversion Price Adjustment for
Series H Stock. If, immediately prior to the consummation of a Sale of the Company or a Qualified Public Offering, (i) BNP Paribas or a successor thereto or affiliate thereof ("BNP") then holds all of the then outstanding shares of Series H Stock, if any and (ii) BNP is a "Top Seven European Dealer" (as defined in the Sixth Amended and Restated Stockholders Agreement dated as of April 1, 2002, as amended), then the initial Conversion Price of the Series H Stock shall be reduced to the quotient of (x) the Original Series H Stock Issue Price multiplied by fifteen (15), divided by (y) sixty (60) (i.e., assuming no split, combination or similar change in the Series H Stock after the date hereof, the initial Conversion Price of the Series H Stock would be reduced to $11.25, resulting in 65,000 shares of Series H Stock being convertible into 260,000 Common Shares). Nothing contained in this subsection (B)4(e) shall give any holder of Series H Stock any additional rights with respect to such Sale of the Company or Qualified Public Offering, including, without limitation, any voting rights. In the event that any adjustment is made to the Series H Stock initial Conversion Price pursuant to this subsection 4(e), all adjustments to the Conversion Price of the Series H Stock that occurred (or would have occurred if the initial Conversion Price had been the adjusted initial Conversion Price as of the Series H Stock Original Issue Date) between the Series H Stock Original Issue Date and the date of adjustment pursuant to this subsection 4(e) shall be recomputed as if the initial Conversion Price of the Series H Stock was the adjusted initial Conversion Price.

                           f.       Conversion Price Adjustments for
Subdivisions, Combinations or Consolidations of Common Shares.

                                    (1)      In the event the Corporation should
at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase of outstanding Common Shares and shares issuable with respect to Common Share Equivalents. For the purpose of clarity, the stock split effected pursuant to the Fifth Amended and Restated Certificate of Incorporation shall be deemed to have occurred prior to the date of filing thereof for purposes of this Section 4(f) in that the appropriate adjustment of the Conversion Prices of the Preferred Stock resulting from such stock split was already reflected in the Conversion Prices set forth in Section 4(a) above.

                                    (2)      If the number of Common Shares
outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding Common Shares.

                           g.       Other Distributions. In the event the
Corporation shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Corporation or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in subsection (B)4(e)(1), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution or, if no such record date is fixed, as of the date such distribution is made.

                           h.       Recapitalizations. If at any time or from
time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section (B)4), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of Common Shares would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (B)4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section (B)4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           i.       No Impairment. The Corporation will not, by
amendment of its Certificate of Incorporation (except as permitted under law and in this Certificate of Incorporation) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (B)4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                           j.       No Fractional Shares and Certificate as to
Adjustments.

                                    (1)      In lieu of any fractional shares to
which a holder of Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

                                    (2)      Upon the occurrence of each
adjustment or readjustment of the Conversion Price of any series of the Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the applicable series of Preferred Stock at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                           k.       Notices of Record Date. In the event that
the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Shares outstanding involving a change in the Common Shares; (iii) to merge or consolidate with or into any other corporation (if the holders of Common Stock would receive any consideration for their shares of Common Stock as part of such merger or consolidation) or to sell, lease or convey all or substantially all of its property or business, or to effect a Liquidation Event; then, in connection with each such event, the Corporation shall mail to each holder of Preferred Stock:

                                    (1)      at least twenty (20) days' prior
written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) above; and

                                    (2)      in the case of the matters referred
to in (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

                           l.       Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

                           m.       Notices. Any notice required by the
provisions of this Section (B)4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

                           n.       Taxes and Costs. The issue of certificates
evidencing Common Shares upon conversion of Preferred Stock in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock so converted.

                  5.       Voting Rights.

                           a.       In addition to any voting rights required by
law and the special voting rights provided in this Certificate, the holders of Voting Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Voting Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation, and shall be treated for all purposes (including without limitation the determination of the presence of a quorum), and entitled to vote, together with holders of Common Stock as a single class, with respect to any issue, election, question or matter upon which holders of Common Stock have the right to vote.

                           b.       Except for any voting rights specifically
required by law, (i) the Series B Stock shall not have any voting rights, (ii) the Preferred Stock shall vote together as a single class on any matters as to which the holders of Series B Stock are entitled to vote and (iii) the Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock shall vote together as a single class on any matters as to which the holders of Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and/or Series I Stock are entitled to vote.

                           c.       The authorized number of directors of the
Corporation shall be determined by the Board of Directors of the Corporation, but shall be no less than eight (8) and no greater than eleven (11). For so long as any shares of Voting Preferred Stock are outstanding, the holders of shares of Series A Stock, Series C Stock, Series E Stock, Series F Stock, Series G Stock and Series I Stock, voting together as a single class, shall be entitled to elect seven (7) directors of the Corporation. The holders of the majority in interest of the shares of Common Stock and Voting Preferred Stock, voting together as a single class, shall be entitled to elect the remaining directors.

                  6.       Protective Provisions.

                           a.       In addition to any other rights provided by
law or set forth herein, so long as any shares of Voting Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Voting Preferred Stock:

                                    (1)      authorize, create or issue any
shares of any class or series of stock (or issue any securities that are convertible into or exercisable for such a class or series) that are on a parity with or senior to the Senior Preferred Stock or Series B Stock with respect to the payment of dividends or the distribution of assets on liquidation;

                                    (2)      issue any additional shares of
Preferred Stock or any securities that are convertible into or exercisable for shares of Preferred Stock (except upon conversion of outstanding shares of Preferred Stock);

                                    (3)      declare or pay any dividend on
(including a dividend payable in stock of the Corporation), make any other distribution with respect to, or repurchase, any stock of the Corporation (or any other securities that are convertible into or exercisable for such stock) that is junior to or on a parity with the Senior Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation; provided, however, that (A) the Corporation may redeem Senior Preferred Stock as provided in Section 3, (B) the Corporation may repurchase Common Stock owned by terminated employees of, or consultants to, the Corporation or its subsidiaries, and (C) the Corporation may repurchase shares of Common Stock pursuant to the 2002 Senior Management Equity Liquidity Plan of the Corporation if such Plan is approved by a majority of the seven (7) directors appointed by the holders of shares of Series A Stock, Series C Stock, Series E Stock, Series F Stock, Series G Stock and Series I Stock voting together as a single class;

                                    (4)      effect any merger or consolidation
of the Corporation with or into any other corporation or other entity; sell, lease, exchange or otherwise dispose of, in a single transaction or a series of related transactions, all or substantially all of the assets of the Corporation, effect any recapitalization of the Corporation, or effect any other Liquidation Event, in each case other than a transaction in which the Corporation becomes a direct or indirect wholly-owned subsidiary of a holding company having the same stockholders (with the same relative amounts and type of securities) as the Corporation immediately prior to such transaction;

                                    (5)      amend this Certificate of
Incorporation or the Corporation's By-Laws in any manner that adversely affects the rights, preferences or privileges of the Senior Preferred Stock;

                                    (6)      change the nature of the
Corporation's business;

                                    (7)      change the number of directors
which shall constitute the entire Board of Directors of the Corporation to a number greater than nine (9); or

                                    (8)      cause or permit any subsidiary of
the Corporation directly or indirectly to take any actions described in clauses
(1) through (6) above, other than issuing securities to the Corporation.

                  7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section (B)4 hereof, the shares so converted shall be canceled and shall not be re-issuable by the Corporation.

         C. Rights, Preferences, Privileges and Restrictions of Common Shares. The rights, preferences, privileges and restrictions granted to and imposed on the Common Shares are as follows:

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Shares shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets of the Corporation legally available therefor, such dividends or other distributions as may be declared from time to time by the Board of Directors of the Corporation. When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Common Stock or Nonvoting Common Stock, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled (together with the holders of Preferred Stock to the extent provided in Section 1 of Paragraph B of this
Article IV, on an as converted basis), to share equally, share for share, in such dividends or other distributions. No dividends or other distributions shall be declared or paid in shares of Common Stock or Nonvoting Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably according to the number of Common Shares held by them, in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock to holders of that class of stock and Nonvoting Common Stock to holders of that class of stock.

                  2. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the assets of the Corporation shall be distributed as provided in
Section 2 of Paragraph (B) of this Article IV.

                  3.       Voting Rights.

                           a.       Except as otherwise provided in this
Certificate of Incorporation or required by applicable law, the holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                           b.       The holders of shares of Nonvoting Common
Stock shall not have the right to vote and shall not be entitled to notice of any stockholders' meeting, except as expressly set forth herein or as may be required by law and except that such holders shall be entitled to vote as a separate class on any amendment to this subsection 3(b) and on any amendment to this Certificate of Incorporation which adversely affects the rights, preferences or privileges of the Nonvoting Common Stock.

                           c.       Except as otherwise provided in subsection
(3)(b) above, on any matter on which the holders of Common Stock and the holders of Nonvoting Common Stock are each entitled to vote, both classes of Common Shares entitled to vote shall vote together as a single class, and each holder of Common Shares entitled to vote shall be entitled to one vote for each share of Common Stock and one vote for each share of Nonvoting Common Stock held by such holder.

                  4.       Redemption. The Common Shares are not redeemable.

                  5.       Conversion Rights of Nonvoting Common Stock.

                           a.       Subject to the limitations in Section
(B)(5)(f) below, each share of Nonvoting Common Stock shall be convertible, at the option of the holder thereof, at any time after the earlier to occur of (i) the initial public offering of the Common Stock of the Company or (ii) the written consent of holders of at least 51% of the outstanding Voting Preferred Stock, at the office of the Corporation or any transfer agent for the Nonvoting Common Stock, into one (1) fully-paid and non-assessable share of Common Stock. Each conversion of shares of

Nonvoting Common Stock into shares of Common Stock, shall be effected in the manner specified in subsection 4(c) of Paragraph (B) of this Article IV, mutatis mutandis.

                           b.       The Corporation shall at all times reserve
and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issue upon conversion of shares of Nonvoting Common Stock, such number of shares of such class as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock.

                           c.       Shares of Nonvoting Common Stock that are
converted into shares of any other class shall not be reissued and in no event shall shares of Common Stock be convertible into shares of Nonvoting Common Stock.

                           d.       The issue of certificates evidencing shares
of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Nonvoting Common Stock converted.

                           e.       If the Corporation shall after the date
hereof in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Nonvoting Common Stock, the outstanding shares of the other class of Common Shares shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights of the Common Stock and Nonvoting Common Stock hereunder. (For the purpose of clarity, the stock split effected pursuant to the Fifth Amended and Restated Certificate of Incorporation and the reverse stock split effected pursuant to this Seventh Amended and Restated Certificate of Incorporation shall both be deemed to have occurred prior to the date of filing thereof for purposes of this Section 5(e) in that the appropriate split of both classes of Common Shares has been effected.) In case of any reorganization, reclassification or change of Common Shares, or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding Common Shares), or in the case of any sale, lease or other disposition to another corporation (other than a wholly owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of a share of Common Stock or Nonvoting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such Common Share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of Common Shares of the class into which such Common Shares might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Common Shares of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Common Shares into which such Common Shares might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Nonvoting Common Stock would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation, or (iii) any voting securities which would cause such holder to beneficially own in excess of the Maximum Percentage of any securities registered under Section 12 of the Exchange Act.

                           f.       Limitation on Conversion. Notwithstanding
anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any holder of Nonvoting Common Stock upon any conversion of Nonvoting Common Stock (or otherwise in respect of the Nonvoting Common Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with such holder's for purposes of Section 13(d) of the Exchange Act, does not exceed the Maximum Percentage of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For purposes of this subsection (B)5(f), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by a holder of Nonvoting Common Stock will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. Upon the written request of any holder of Nonvoting Common Stock, the Corporation shall promptly confirm in writing to any such holder the number of shares of Common Stock then outstanding.

                                   ARTICLE V

                  Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                   ARTICLE VI

                  A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VII

                  The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.

                                  ARTICLE VIII

                  Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                   ARTICLE IX

                  The corporation hereby confers the power to adopt, amend or repeal bylaws of the corporation upon the directors.

                  FIFTH: The foregoing amendment and restatement has been duly adopted by the Board of Directors of the Corporation in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law.

                  SIXTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has executed this Seventh Amended and Restated Certificate of Incorporation on this ____ day of ________, 2004.


                                               MarketAxess Holdings Inc.



                                        By
                                           -----------------------------------
                                           Name:
                                           Title: